Exhibit 99.1

For Immediate Release Media Contact: Lindsay Bubbico Finn Partners for SNAP Interactive 212.583.2738 Lindsay@finnpartners.com

SNAP Interactive Ranked the 36th Fastest Growing Company in North America on Deloitte’s 2012 Technology Fast 500™

NEW YORK – November 14, 2012 — SNAP Interactive, Inc. ("SNAP" or the "Company") (OTCBB: STVI), a leading social application developer, today announced it ranked 36th overall on Deloitte’s Technology Fast 500™, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. In the New York Metro area, the Company was ranked 5th and in the Internet category, the Company ranked 9th. SNAP’s revenue grew 4,412 percent from 2007 to 2011.

Cliff Lerner, the co-founder and chief executive officer of SNAP, credits SNAP's ability to identify unique opportunities and rapidly execute and iterate on its product vision in the fast moving social discovery and online dating space as the catalyst for the Company’s 4,412 percent revenue growth.

"We are honored to be recognized by Deloitte, particularly in the New York Metro area which is rapidly improving its reputation as a home for technology innovators and entrepreneurs,” said Lerner.  “As the social discovery and online dating industries have evolved, we have seen tremendous opportunities to use our platform to connect people in meaningful ways.  Our growth can be attributed to the exciting opportunities for growth by building on top of Facebook's Developer Platform, as well as the breadth of engineering talent in New York City.”

“We are proud to honor SNAP as one of the 2012 Technology Fast 500™ companies, and commend them for their outstanding growth,” said Eric Openshaw, vice chairman, Deloitte LLP and U.S. technology, media and telecommunications (TMT) leader.  "These ground-breaking companies have outpaced their competition and are reinventing the way we do business today.”

“SNAP and the companies on the Fast 500 list are among those that have demonstrated remarkable innovation, creativity and business savvy,” said Bill Ribaudo partner, Deloitte & Touche LLP and national TMT leader for audit and enterprise risk services (AERS). “As a result, these companies have continued to successfully forge ahead in a challenging economic environment. We applaud the leadership and employees of SNAP for this impressive accomplishment.”

Overall, 2012 Technology Fast 500™ companies achieved revenue growth ranging from 128 percent to 279,684 percent from 2007 to 2011, with an average growth of 2,774 percent.

About Deloitte’s 2012 Technology Fast 500™
Technology Fast 500, conducted by Deloitte & Touche LLP, provides a ranking of the fastest growing technology, media, telecommunications, life sciences and clean technology companies – both public and private - in North America. Technology Fast 500 award winners are selected based on percentage fiscal year revenue growth from 2007 to 2011.

In order to be eligible for Technology Fast 500 recognition, companies must own proprietary intellectual property or technology that is sold to customers in products that contribute to a majority of the company's operating revenues. Companies must have base-year operating revenues of at least $50,000 USD or CD, and current-year operating revenues of at least $5 million USD or CD. Additionally, companies must be in business for a minimum of five years, and be headquartered within North America.

About SNAP Interactive, Inc.
SNAP Interactive, Inc. develops, owns and operates social discovery applications for social networking websites and mobile platforms.  SNAP's flagship brand, AreYouInterested.com®, is one of the largest social discovery applications on the internet, based on monthly active users ("MAUs") of the AreYouInterested.comapplication on the Facebook Platform, and it offers a completely integrated Facebook, iPhone, Android and Web application. For more information, please visit http://www.snap-interactive.com, its blog at http://blog.snap-interactive.com, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of these websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook Inc. iPhone® is a registered trademark of Apple Inc.  Are You Interested?® is a registered trademark of SNAP Interactive, Inc.

Forward-Looking Statements
This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as "anticipate," "assume," "believe," "estimate," "expect," "goal," "intend," "plan," "project," "seek," "target," and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: the Company’s ability to successfully develop, test and launch its redesigned AreYouInterested.com  platform; the Company’s ability to create user engagement, viral growth and revenue generation with its new platform and the Company’s ability to develop and support successful applications for mobile platforms.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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